WORLD MONITOR TRUST III SERIES G CLASS 1

Unaudited Account Statement

For the Month Ending October 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of October 31, 2006 for World Monitor Trust III Series G Class 1. The net asset value of an interest as of October 31, 2006 was $98.66, a decrease of -0.20% from the September 30, 2006 value of $98.86. The calendar year-to-date return for World Monitor Trust III Series G Class 1 was an increase of +2.23% as of October 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$6,193.75
Change in Unrealized Gain/(Loss)	($5,851.13)
Gain/(Loss) on Other Investments	$495.58
Brokerage Commission	($365.28)

Total Trading Income	$472.92
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$159.91
Management Fees	$351.90
Advisory Fees	$1,768.86
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$3,359.11

Total Expenses	$5,639.78
Interest Income	$3,464.65
Net Income(Loss) from the Period	($1,702.21)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$844,556.09	$98.86
Addition	$65,600.00
Withdrawal	$0.00
Net Income/(Loss)	($1,702.21)

Month End	$908,453.88	$98.66
Monthly Rate of Return	-0.20%
Year to Date Rate of Return	2.23%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series G Class 1

WORLD MONITOR TRUST III SERIES H CLASS 1

Unaudited Account Statement

For the Month Ending October 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of October 31, 2006 for World Monitor Trust III Series H Class 1. The net asset value of an interest as of October 31, 2006 was $92.11, a decrease of -0.99% from the September 30, 2006 value of $93.03. The calendar year-to-date return for World Monitor Trust III Series H Class 1 was a decrease of -5.69% as of October 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($16,496.00)
Change in Unrealized Gain/(Loss)	$7,753.82
Gain/(Loss) on Other Investments	$101.40
Brokerage Commission	($352.44)

Total Trading Income	($8,993.22)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$251.36
Management Fees	$551.99
Advisory Fees	$3,315.19
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$5,268.61

Total Expenses	$9,387.15
Interest Income	$5,229.18
Net Income(Loss) from the Period	($13,151.19)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$1,324,780.37	$93.03
Addition	$105,000.00
Withdrawal	$0.00
Net Income/(Loss)	($13,151.19)

Month End	$1,416,629.18	$92.11
Monthly Rate of Return	-0.99%
Year to Date Rate of Return	-5.69%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series H Class 1

WORLD MONITOR TRUST III SERIES I CLASS 1

Unaudited Account Statement

For the Month Ending October 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of October 31, 2006 for World Monitor Trust III Series I Class 1. The net asset value of an interest as of October 31, 2006 was $91.70, a decrease of -2.15% from the September 30, 2006 value of $93.71. The calendar year-to-date return for World Monitor Trust III Series I Class 1 was a decrease of -4.91% as of October 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$1,073.61
Change in Unrealized Gain/(Loss)	($4,319.31)
Gain/(Loss) on Other Investments	($7.49)
Brokerage Commission	($133.11)

Total Trading Income	($3,386.30)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$32.69
Management Fees	$70.80
Advisory Fees	$276.35
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$675.26

Total Expenses	$1,055.10
Interest Income	$789.41
Net Income(Loss) from the Period	($3,651.99)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$169,909.37	$93.71
Addition	$77,000.00
Withdrawal	$0.00
Net Income/(Loss)	($3,651.99)

Month End	$243,257.38	$91.70
Monthly Rate of Return	-2.15%
Year to Date Rate of Return	-4.91%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series I Class 1

WORLD MONITOR TRUST III SERIES J CLASS 1

Unaudited Account Statement

For the Month Ending October 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of October 31, 2006 for World Monitor Trust III Series J Class 1. The net asset value of an interest as of October 31, 2006 was $95.51, a decrease of -1.12% from the September 30, 2006 value of $96.60. The calendar year-to-date return for World Monitor Trust III Series J Class 1 was a decrease of -1.92% as of October 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$34,742.93
Change in Unrealized Gain/(Loss)	($627,163.07)
Gain/(Loss) on Other Investments	$13,849.66
Brokerage Commission	($34,278.29)

Total Trading Income	($612,848.77)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$13,081.09
Management Fees	$28,013.99
Advisory Fees	$141,858.65
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$224,112.00
Total Expenses	$407,065.73
Interest Income	$265,033.27
Net Income(Loss) from the Period	($754,881.23)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$67,233,574.26	$96.60
Addition	$1,817,985.00
Withdrawal	($188,623.75)
Net Income/(Loss)	($754,881.23)
Month End	$68,108,054.27	$95.51

Monthly Rate of Return	-1.12%
Year to Date Rate of Return	-1.92%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 1

WORLD MONITOR TRUST III SERIES G CLASS 2

Unaudited Account Statement

For the Month Ending October 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of October 31, 2006 for World Monitor Trust III Series G Class 2. The net asset value of an interest as of October 31, 2006 was $97.24, a decrease of -0.01% from the September 30, 2006 value of $97.25. The calendar year-to-date return for World Monitor Trust III Series G Class 2 was a decrease of -2.76% as of October 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$7,356.61
Change in Unrealized Gain/(Loss)	($6,949.66)
Gain/(Loss) on Other Investments	$588.63
Brokerage Commission	($433.87)

Total Trading Income	$561.71
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$189.93
Management Fees	$418.12
Advisory Fees	$2,100.96
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$2,318.73

Total Expenses	$5,027.74
Interest Income	$4,408.54
Net Income(Loss) from the Period	($57.49)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$1,003,477.79	$97.25
Addition	$62,000.00
Withdrawal	$0.00
Net Income/(Loss)	($57.49)

Month End	$1,065,420.30	$97.24
Monthly Rate of Return	-0.01%
Year to Date Rate of Return	-2.76%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series G Class 2

WORLD MONITOR TRUST III SERIES H CLASS 2

Unaudited Account Statement

For the Month Ending October 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of October 31, 2006 for World Monitor Trust III Series H Class 2. The net asset value of an interest as of October 31, 2006 was $85.35, a decrease of -0.84% from the September 30, 2006 value of $86.08. The calendar year-to-date return for World Monitor Trust III Series H Class 2 was a decrease of -14.65% as of October 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($5,642.01)
Change in Unrealized Gain/(Loss)	$2,652.03
Gain/(Loss) on Other Investments	$34.68
Brokerage Commission	($120.54)

Total Trading Income	($3,075.84)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$85.97
Management Fees	$188.98
Advisory Fees	$1,133.89
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$1,047.83

Total Expenses	$2,456.67
Interest Income	$1,715.64
Net Income(Loss) from the Period	($3,816.87)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$453,547.17	$86.08
Addition	$2,000.00
Withdrawal	$0.00
Net Income/(Loss)	($3,816.87)

Month End	$451,730.30	$85.35
Monthly Rate of Return	-0.84%
Year to Date Rate of Return	-14.65%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series H Class 2

WORLD MONITOR TRUST III SERIES J CLASS 2

Unaudited Account Statement

For the Month Ending October 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of October 31, 2006 for World Monitor Trust III Series J Class 2. The net asset value of an interest as of October 31, 2006 was $93.78, a decrease of -0.92% from the September 30, 2006 value of $94.65. The calendar year-to-date return for World Monitor Trust III Series J Class 2 was a decrease of -6.22% as of October 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$1,265.01
Change in Unrealized Gain/(Loss)	($26,677.58)
Gain/(Loss) on Other Investments	$622.72
Brokerage Commission	($1,489.55)

Total Trading Income	($26,279.40)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$574.05
Management Fees	$1,237.50
Advisory Fees	$6,249.22
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$4,950.00

Total Expenses	$13,010.77
Interest Income	$11,992.95
Net Income(Loss) from the Period	($27,297.22)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$2,969,998.99	$94.65
Addition	$237,500.00
Withdrawal	($178,841.03)
Net Income/(Loss)	($27,297.22)
Month End	$3,001,360.74	$93.78

Monthly Rate of Return	-0.92%
Year to Date Rate of Return	-6.22%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 2